Exhibit 10.1

345 Park Avenue New York, NY 10154-0037 212-546-4000

February 12, 2008

PERSONAL AND CONFIDENTIAL

Mr. James M. Cornelius

Chief Executive Officer

Bristol-Myers Squibb Company

345 Park Avenue

New York, NY 10154-0037

Dear Jim:

In connection with your agreeing to serve as Chairman and Chief Executive Officer of Bristol-Myers Squibb Company (the “Company”), for an unspecified term, this letter confirms our understanding that the Letter Agreement dated April 26, 2007 between you and the Company is hereby terminated.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Lewis B. Campbell
Name:	Lewis B. Campbell
Title:	Chairman of the Compensation and Management Development Committee of the Board of Directors

Agreed to this 12th day of February, 2008.

/s/ James M. Cornelius
James M. Cornelius